UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2010

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LEGEND INTERNATIONAL HOLDINGS, INC
(Exact name of registrant as specified in its charter)

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Delaware	000-32551	23-3067904
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office) (Zip Code)

61-3-8532-2866
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

1           Press Release Dated July 23, 2010

LEGEND INTERNATIONAL HOLDINGS INC ANNOUNCES POSITIVE AND ROBUST RESULTS FROM WENGFU’S FEASIBILITY STUDY FOR LEGEND’S PARADISE PHOSPHATE PROJECT

Melbourne Australia – July 23, 2010 – Legend International Holdings, Inc (OTCBB: LGDI) is pleased to announce positive and robust results from the recently completed feasibility study for Legend’s Paradise Phosphate Project conducted by Wengfu Group Ltd of China (“Wengfu”). The results of the feasibility study have confirmed that development of the project is technically and economically viable. The financial model is robust across a number of market scenarios and Legend management believe that studies currently being conducted on project expansion will add significant further value.

Highlights include:

➢	Paradise Phosphate Project Feasibility Study completed on schedule confirming the technical and financial viability of the base case development scenario

➢	US$11 billion total revenue over 30 years

➢	US$2.6 billion total free cash flow after tax and capital

➢	Pre-tax IRR of 25.5%

➢	Pre-tax NPV of US$1.5 billion.

➢	Average annual EBITDA of US$151 million

➢	Average annual free cash flow after tax of US$113 million

➢	US$210 DAP cash operating margin for 600ktpa production

➢	Significant revenue boost of US$28.55 million per year from sale of aluminium fluoride by-product

➢	Total capital cost of US$808.16 million (includes working capital)

➢	Capital payback period of 5 years

Wengfu is the one of the largest phosphate fertilizer producers in China, and has developed two phosphate mines in Guizhou Province and beneficiation, fertilizer and chemical plants in Guizhou, Gansu and Sichuan Provinces, China. Wengfu produces over 2.5 million tonnes of finished fertilizer products. Wengfu also has a large research and development arm which has enabled Wengfu to produce many speciality phosphate chemical products. Wengfu has a large global network in the phosphate fertilizer industry and exports fertilizer to over twenty countries worldwide including Australia and New Zealand. Wengfu is also currently contracted to provide engineering, procurement and construction services for the large phosphate fertilizer Ma’aden Beneficiation Project in Saudi Arabia. Wengfu are recognised internationally as experts in the phosphate fertilizer and chemical industry.

The feasibility study, as summarized in Table 1 below, outlines the base case for the project. A Feasibility Expansion Study on increased production scenarios is due for completion by the end of quarter 3, 2010. The financial summary below is based on a 100% project basis (ungeared).

SUMMARY OF THE PARADISE FEASIBILITY STUDY RESULTS

Summary
Mineral Resource1	81Mt @ 18.1% P2O5
Mine Life	+30 yrs
Total DAP Production - 30 yrs	18Mt
Total DAP/MAP/AlF3 Revenue Generated (30 yrs)	US$11,046M
Total Free Cash Flow (after tax and capital, 30 yrs)	US$2,647M
Annual Production (DAP/MAP/AlF3)	600Kt MAP/DAP, 15Kt AlF3
Average Annual EBITDA	US$151M
Average Annual Free Cash after tax	US$113M
Development Capital	US$808M
*Capital Payback	5 yrs
Life of Mine Average DAP Price (fob Townsville)	US$531/t
DAP Cash Operating Cost (fob Townsville)	US$321.3/t
DAP Cash Operating Margin	US$209.7/t
*Pre Tax IRR	25.5%
*Pre Tax NPV8.0%	US$1,527M
*After Tax IRR	20.1%
*After Tax NPV8.0%	US$967M

* DAP selling price and raw material input costs adjusted for inflation

Table 1. Economic Summary of Paradise Feasibility Study Results

The above summary of the Paradise feasibility study economics is most sensitive to the estimated long term DAP price. According to the financial model a 5% change in the estimated DAP price creates a 1.9% change in the after tax IRR (addition/subtraction of 1.9% to/from IRR of 20.1%) and an 18.7% change in the after tax NPV8.0% (addition/subtraction of US$180.6M to/from US$967M). However, these sensitivities assume that a change in the DAP price is unrelated to any changes in input raw materials i.e. it is reflecting a change in the value of phosphate or P2O5 only. In reality, changes in DAP price may be reflecting changes in sulfur and ammonia raw material inputs, and will therefore not affect the IRR or NPV in the exact order of magnitude stated above. Therefore any downside may not be as severe for lower DAP prices.

Legend’s cash margin for producing 1 tonne of DAP is currently estimated at US$209.7 using the estimated cash operating costs of US$321.3/t and the long term estimated average of US$531/t fob Townsville. British Sulphur Consultants (a division of the CRU Group) in its Phosphoric Acid, DAP, MAP & TSP Ten Year Outlook 2009 estimated that the cash margin required to justify a new phosphate chemical complex with an output of 736 ktpa DAP with an estimated capital cost of around US$750 million would be about US$180 per tonne of DAP. Legends estimated cash margin of $209.7 per tonne of DAP is well above CRU’s estimated margin needed to justify a new phosphate fertilizer complex. The capital cost estimated by CRU is for a chemical complex that consists of a 736 ktpa DAP plant, a 350 ktpa phosphoric acid plant, and a captive 1,300 ktpa phosphate rock mine with beneficiation plant. Legend’s capital cost estimate in the feasibility study is for a 600 ktpa DAP plant, 300 ktpa phosphoric acid plant and a captive 1,000 ktpa phosphate rock mine. Once differences in size are accounted for and costs for the AlF3 plant, the transport infrastructure and the working capital are deducted from Legends estimate, the two estimates are comparable and within 10%.

1.            FINANCE

Wengfu will finalize their level of equity involvement and facilitation of financing after completion of the Feasibility Expansion Study due by the end of quarter 3, 2010. Legend has also been approached by a number of other international fertilizer industry corporations to discuss equity investment and financing assistance for development of the project. These discussions will be progressed aggressively over the next few months to ensure that project planning and execution remains on schedule.

2.           PROJECT OVERVIEW

The project base case is described as follows:

➢
Mining of 1,250ktpa of high grade ore from Paradise North at an average head grade of 27.5% P2O5 for the first 5 years of operation before utilising a beneficiation plant located at Paradise South for the remaining +25 years of the +30 years total current mine life.

➢
Dry screen ore to remove SiO2 and upgrade P2O5 content to give approximately 1,000ktpa of >29% P2O5. Paradise North ore may also be utilised earlier in the schedule as Direct Shipping Ore (DSO) but will require market prices to be approximately US$150/t fob Townsville.

➢	Transport upgraded ore by road from Paradise North to Mt Isa Fertilizer Complex.

➢
Direct acidulation in Legend’s phosphoric acid plant of upgraded ore to produce 300ktpa phosphoric acid using approximately 800ktpa of sulfuric acid (200ktpa sourced from local smelters and 600ktpa produced in Legend’s sulfuric acid plant, using imported sulfur).

➢	Import of approximately 100ktpa of liquid ammonia (NH3) to combine with phosphoric acid in the ammonium phosphate plant to enable granulation of MAP and DAP in a ratio dependent on market conditions.

➢
Production of 15ktpa of aluminium fluoride (AlF3) through Wengfu’s proprietary technology for their self-developed dry process. This marketable chemical product is used in the aluminium industry which currently has a strong demand both locally in Australia and in overseas markets.

➢
Water for the phosphoric acid plant will be sourced from the Lake Julius water allocation. Water will be transferred from Lake Julius to Lake Moondarra via the existing transfer pipeline. An existing pumping station and new pipeline from Lake Moondarra will service the phosphoric acid plant.

➢	Power for phosphoric acid plant will come from the Ergon Energy eastern transmission line near Mica Creek Power Station.

➢	Transport 600ktpa of MAP/DAP and 15ktpa aluminium fluoride in containers on flat bed rail wagons from Mt Isa to the Port of Townsville using 2 train sets.

3.           MINERAL RESOURCES

Legend has previously reported its Australian JORC compliant Mineral Resources1 and as of May 10, 2010 they total 392 million tonnes at 15.7% P2O5 across the Paradise and D-Tree deposits. This represents revalidation work conducted by Legend over the past 2 years on only approximately 25% of the known phosphate deposits which have been historically reported2 at 1,329 million tonnes at 16.2% P2O5 (Refer to Table 2 below).

For the Paradise feasibility study, only the resources at Paradise North and Paradise South have been included in the study. All other resources at D-Tree, Lily & Sherrin Creek, Quita Creek and Highland Plains have been excluded from this feasibility study and will be available for future expansion plans.

At Paradise North, to achieve the required head grade of 27.5% P2O5 before screening, a cut-off grade of 25% P2O5 will be used which reports 9 million tonnes at 27.6% P2O5.

Current reported JORC resources1 for Paradise South stand at 72 million tonnes at 16.9% P2O5 and historically reported resources2 are 293 million tonnes at 16.6% P2O5. Legend’s recent drilling program at Paradise South was designed to target 40 million tonnes of historical resource to delineate sufficient feed for the beneficiation plant for at least the first 10 years of operation. The results of the drilling program increased the expected resource by 80%. This increase is a direct result of Legend’s demonstrated ability to process medium grade phosphate rock through flotation beneficiation. Legend’s previous test work on flotation which culminated in the successful operation of a pilot plant in 2009 has allowed the resource to be modelled as a bulk mining operation with thick (average 10m) continuous seams of phosphate mineralization; amenable to recovery through flotation and able to produce a rock concentrate highly suitable for world market quality MAP/DAP manufacture.

The recent drilling has also found that many historical drill holes did not fully penetrate the whole phosphate layer at Paradise South. Legend’s recent drilling has extended the thickness of the known phosphate layer thereby also increasing the resource tonnage when compared to the historical estimate. This has given Wengfu and Legend confidence that a 30 year mine life is conservative and that 50 years is a more likely scenario. For financial modelling purposes, and until Ore Reserves are estimated later this year, a 30 year mine life was used in the feasibility study. Table 3 below summarises the resource figures used in the Paradise feasibility study.

		Historic Estimates1		Current Estimates (Australian JORC 2004 Indicated + Inferred Mineral Resources)1
Deposit	Classification	Estimated million tonnes	% P2O5	Estimated million tonnes	% P2O5	% Historic Covered
Paradise South	Non-reserve mineralized material1,2	293	16.6	16.9*	16.9*	Approx. 10%
Paradise North	Non-reserve mineralized material1,2	193	17.6	15	23.9**	Less than 5%
D-Tree	Non-reserve mineralized material1,2	339	16.0	305	15.0**	Approx. 90%
Lily Creek	Non-reserve mineralized material2	191	14.9	New estimate pending future drilling results
Quita Creek	Non-reserve mineralized material2	54	17.3	New estimate pending future drilling results
Sherrin Creek	Non-reserve mineralized material2	175	16.5	New estimate pending future drilling results
Highland Plains	Non-reserve mineralized material2	84	13.4	New estimate pending future drilling results
Total	Non-reserve mineralized material1	1,329	16.2	392	15.7	Approx. 25%

* Grade reported at 12% P2O5 lower cut-off
**Grade reported at 10% P2O5 lower cut-off

Table 2. Legend’s Global Non-Reserve Mineralized Material

	Million Tonnes	%P2O5
Paradise South	72	16.9
Paradise North	9	27.6
Total	81	18.1

Table 3. Paradise Non-Reserve Mineralized Material

The above resource figures are not Ore Reserves as defined by the U.S Securities and Exchange Commission. For United States reporting purposes, Industry Guide 7, (under the Securities and Exchange Act of 1934), as interpreted by Staff of the SEC, applies different standards in order to classify mineralization as a reserve. Accordingly, for U.S. reporting purposes, Paradise North and Paradise South are currently classified as non-reserve mineralized material.

Legend will now use the results of this feasibility study to define the parameters of the modifying factors which will be used in converting the Paradise Resources to Ore Reserves. A critical aspect of defining the Ore Reserves, in terms of beneficiated product, is the final design of the beneficiation plant to be completed in 2017. Although a capital and operating cost estimate for the beneficiation plant is provided in this feasibility study, more detailed design and engineering studies are currently underway for the flotation plant in conjunction with expanded production scenarios. Legend and Wengfu are conducting these investigations which will culminate in the Feasibility Expansion Study due for completion by the end of Quarter 3, 2010. Reporting of Ore Reserves for the Paradise deposit will therefore occur after this in Quarter 4, 2010.

4.           MINING

Mining of the Paradise deposits, including sourcing the mining equipment and operation will be contracted to an international mining company. Legend and Wengfu have calculated open pit mining scenario models to estimate the costs and mine life used in the feasibility study. The base scenario considers using a combination of excavators for removing overburden and scrapers for removing ore layers.

Paradise North mining parameters are summarised in Table 4 below.

Mineral Resource1	9Mt @ 27.6% P2O5
Potential Reserve Conversion	~90%
Tonnes Ore Mined	1250ktpa
Average Strip Ratio over mine life (waste t:ore t)	2:1
% Recovery (Dry Screening)	80%
Tonnes Feed for phosphoric acid plant	1000ktpa @ 29.5% P2O5

Table 4. Paradise North Mining Parameters

Five years of operation at Paradise North is included in the feasibility study before a beneficiation plant starts producing rock concentrate for the phosphoric acid plant in 2017.

Mineral Resource1	72Mt @ 16.9% P2O5
Potential Reserve Conversion	~90%
Tonnes Ore Mined	2500ktpa
Average Strip Ratio over mine life (waste t:ore t)	1.25:1
% Recovery (Flotation)	40%
Tonnes Feed for phosphoric acid plant	1000ktpa @ 32.5% P2O5

Paradise South mining is due to commence during year 5 of the project in 2017. Legend and Wengfu have conducted open pit mining scenario models to estimate the costs and mine life used in the feasibility study. The mining method is the same as Paradise North and the mining parameters are summarized in Table 5 below.

Table 5. Paradise South Mining Parameters

5.           PROCESSING & LOGISTICS

Phosphate Rock

The phosphate ore will be dry screened at Paradise North for silica removal. Approximately 1,000ktpa of phosphate concentrate at 29.5% P2O5 will then be trucked to the Mt Isa phosphate fertilizer complex for the first 5 years of operation. In the 5th year ore will be mined at Paradise South and processed through a flotation beneficiation plant located on site. Approximately 1,000ktpa of phosphate concentrate at 32.5% P2O5 will then be trucked to the Mt Isa phosphate fertilizer complex for the remainder of the +25 year mine life.

Mt Isa Phosphate Fertilizer Complex

The phosphate fertilizer complex will be located on 650 acres of land south of Mt Isa which is bordered to the east by the Mt Isa to Townsville railway line and adjacent to the Mica Creek Power Station. A ‘first right of refusal’ over this land package has been granted to Legend by the Queensland Government’s Department of Infrastructure and Planning (DIP), and Legend and DIP are currently negotiating the land sale contract. The general layout will cover the 600ktpa sulphuric acid plant, 300ktpa phosphoric acid plant, 600ktpa DAP/MAP plant, 15ktpa aluminium fluoride plant and all associated auxiliary facilities and corresponding utilities.

Sulfuric Acid Plant

The 600ktpa sulfuric acid plant will be a single production train that burns sulfur in air to produce sulfur dioxide (SO2), combines the SO2 with oxygen to form sulfur trioxide (SO3), and then combines the SO3 with water to form sulfuric acid (H2SO4). This process is highly exothermic so a heat recovery system will capture the heat and be utilized for power generation and heating in the phosphoric acid concentration process. The sulfuric acid is then used as an input to the phosphoric acid plant.

Phosphoric Acid Plant

The 300ktpa phosphoric acid plant will use the dihydrate wet process as developed by Prayon which has proven to be a mature, reliable and efficient process for phosphoric acid reaction.  This process has the advantage of improving phosphorus recovery and reducing phosphorus in the by-product gypsum. The process in the plant will include rock grinding, phosphate rock reaction with sulfuric acid to produce phosphoric acid, filtering, acid storage and acid concentration. The acid will then be used as an input into the ammonium phosphate plant (DAP/MAP).

Ammonium Phosphate Plant

The 600ktpa ammonium phosphate plant will utilize the preneutralizer and pipe reactor process as developed by Incro. This process is an advanced international technology which features stable operation, high flexibility and adaptability to the phosphoric acid grade input. The process involves neutralization of the acid, ammoniation, granulation, drying, screening, dust and fume collection and scrubbing then final product weighing and bagging. The plant area will also include a liquid ammonia unloading station, liquid ammonia tank farm and a finished product conveyancing system.

AHF & AlF3 Plant

The value addition involved with the development of a 15ktpa aluminium fluoride plant is significant for Legend. The production of aluminium fluoride has environmental and economic benefits for the project. The process takes typically rejected by-product pollutants from the phosphoric acid process and turns it into a marketable product which is currently in strong demand by the aluminium industry.

In the phosphoric acid reaction process a common by-product is fluorosilicic acid. Wengfu have chosen the process technology of BUSS ChemTech which uses concentrated sulfuric acid to convert the fluorosilicic acid into anhydrous hydrogen fluoride (AHF). Wengfu have developed their dry process technology which reacts the gaseous AHF with dry aluminium hydroxide powder to produce aluminium fluoride (AlF3).

Currently approximately 95% of aluminium fluoride in the world is used in the aluminium electrolysing industry. It serves as a conditioning agent of molten electrolyte of aluminium oxide; it lowers the temperature of electrolysis, improves electric conduction performance and decreases the mole ratio making it a very favourable product when producing aluminium metal.

Product Transport

The bagged products of DAP,MAP and AlF3 will be transported in containers on flat bed rail wagons from Mt Isa to the Port of Townsville via two train sets. During 2009 Legend signed a Memorandum of Understanding with P&O Trans Australia (POTA) for haulage and handling services associated with Legend’s Georgina Basin Phosphate project. POTA’s services are to include:-

•	Road cartage from Paradise North and South tenements, both located approximately 160 kilometres from the deposit to the rail head in Mount Isa;

•	Rail haulage from Mount Isa to Port of Townsville, approximately 980 kilometres; and,

•	Various storage and material handling tasks.

6.           INFRASTRUCTURE

The mine site is readily accessible by the sealed gazetted heavy vehicle Barkly Highway from Mt Isa (67km) and then via the McNamara Highway which has been used by Lady Annie Operations for hauling copper concentrate. Upgrade of this section of road including construction of new sections of road to link the mine lease areas will be needed and have been included in the capital cost estimate. The majority of the workforce will be sourced from the Mt Isa region and existing camp facilities in the Paradise area can be used.

Power demand for the Mt Isa Fertilizer Complex is expected to be 24MW which will be offset by 8MW of cogeneration on site. The remaining 16MW of required power will be sourced from CS Energy’s Mica Creek Power Station and distributed through the existing Ergon Energy transmission lines. The proposed beneficiation plant at Paradise South is expected to have 8MW power demand which again will be sourced through Mica Creek Power Station and distributed via Ergon Energy’s nearby Century Zinc 220 kV transmission line.

Water for the Mt Isa Fertiliser Complex will be sourced from a Lake Julius water allocation and provided by the Mt Isa Water Board. Water for the Paradise South beneficiation plant is available through an existing groundwater allocation licence.  An option for future expansion is also being considered via the construction of a new dam near the beneficiation plant.

Transport related infrastructure required, apart from the above mentioned haul road upgrades, are an ammonia storage terminal at the port and associated specialized rail equipment. All other transport infrastructure is currently available for the base case scenario presented in this feasibility study.

7.           EMPLOYMENT

The Paradise Phosphate Project will provide significant employment opportunities to the local Mt Isa region. It is estimated that the base case scenario as described in the feasibility study will provide up to 1265 jobs; 390 will be operational for the life of the project and 875 during the planning and construction phase. In year 5 once a beneficiation plant is constructed a further 100 construction jobs and 60 operational jobs will be created. This gives a total of 1425 employment opportunities.

Future expansion scenarios currently being contemplated in the Feasibility Expansion Study is likely to increase the total number of jobs to over 3000, approximately 870 of which would be operational for the life of the project. The economic multiplier effect involved with servicing a new project such as this will have a large positive effect on the regional economic growth profile and the magnitude of this is currently being modelled by Townsville Enterprises Ltd. Previous modelling conducted by Townsville Enterprises for Legend has shown that generally, for every job provided by the project, another is created indirectly through industrial and consumption effects. This gives the total number of jobs directly and indirectly created by the Paradise Phosphate Project to be approximately 2850 for the base case scenario and up to 6000 for the expanded scenario.

8.           CAPITAL COST ESTIMATE

The capital cost estimate for the Paradise feasibility study is summarized by area in Table 6 below. The estimate has been prepared by Wengfu with input from Legend and the accuracy of the estimate is ± 20%.

ITEM	CAPITAL COST US$M
Mining Infrastructure	7.7
Beneficiation Plant	121.1
Transport Infrastructure	39.6
Mt Isa Fertilizer Complex	*585.53
Working Capital	54.29
TOTAL CAPITAL COST (USD)	808.16

* Estimate does not include costs to be covered by other parties through potential Joint Venture arrangements
Notes: - Where capital costs have been estimated in Australian dollars an assumed foreign exchange rate of 1.00 AUD = 0.85 USD is used. Contingencies are included in the cost estimates.

Table 6:  Paradise Feasibility Study Capital Cost Estimate

9.           OPERATING COST ESTIMATE

The operating cost estimate for the Paradise feasibility study is summarised in Table 7 below. The estimate has been prepared by Wengfu with input by Legend and is accurate to ± 10%.

ITEM	US$/t DAP
*Phosphate Rock	58.2
*Sulfur	48.1
*Ammonia	68.1
Conversion Costs	87.3
Product Transport	59.6
TOTAL OPERATING COST	321.3

*Includes any relevant mining, processing, handling and transport costs

Table 7. Paradise Feasibility Study Operating Cost Estimate

10.           MARKETING

Wengfu have conducted a detailed market analysis for worldwide supply and demand for ammonium phosphate fertilizer and aluminium fluoride (AlF3). Wengfu have utilized their own extensive international experience in marketing fertilizer and specialty chemical products in conjunction with data sourced from the International Fertilizer Association (IFA) to assess supply, demand and pricing factors over the long term. Legend has also sought independent confirmation of projected raw material input prices and product sale prices through British Sulphur Consultants (A division of CRU Group).

Conclusions are that new capacity supplies of ammonium phosphates are expected to be absorbed over the medium to long term by worldwide demand for phosphorus which is expected to grow at over 3.1% per annum over the next five years (IFA Fertilizer Outlook 2010-2014). DAP prices on average are expected to remain close to current levels and a 10 year long term average of US$445/t fob US Gulf (Tampa, FL) has been used in this feasibility study. This estimate is within 2% of British Sulphur Consultants 10 year forecast average (Phosphoric Acid, DAP, MAP & TSP Ten Year Outlook 2009). From 2019 onwards, phosphate prices are estimated to continue rising due to strong demand from a growing population and depleting worldwide resources. Legend has used the 10 year average price as its base case scenario.

The Australian market for ammonium phosphates is seen as an attractive market for Legend due to the limited number of domestic suppliers (only one other MAP/DAP producer in Australia) and the current volume of fertilizer that is imported. Over 1.2 million tonnes of MAP/DAP is currently consumed within Australia with over 0.75 million tonnes being imported. For this reason Legend has chosen an import parity pricing mechanism for DAP to use in the projects financial evaluation. Legends fob Townsville price for DAP is therefore the equivalent of the fob US Gulf price plus the forecast freight rate from Tampa to Townsville. The 10 year average forecast shipping rate is US$86/t (provided by Braemar Shipping Services Plc) which, when added to the DAP fob Tampa price, gives an fob Townsville price of US$531/tonne on import parity pricing.

For aluminium fluoride, Australia’s aluminium smelting industry currently imports all of its needs from overseas. Most aluminium fluoride plants in the world have been using fluorspar as an input and due to the increasing shortage of fluorspar approximately 1/3 of all plants are closed or due to be closed. Australia’s aluminium smelting industry currently consumes approximately 20ktpa of AlF3 providing Legend with an excellent opportunity to utilize Wengfu’s technology to potentially supply a large portion of Australia’s domestic needs through the development of a 15ktpa plant. Estimates of future long term aluminium fluoride prices range between US$1800 - $2000/t and US$1903/t has been used in the financial evaluation.

11.           ENVIRONMENT & TENURE

Legend currently has three Mining Lease Applications (MLA) being processed by the Queensland Government. They are MLA 90190 for D-Tree North, MLA 90191 for Paradise North and MLA 90197 for Paradise South. The MLA process involves approval through the Environmental Protection (EP) Act, Native Title Act (NTA) and Mineral Resources Act (MRA).

The Queensland Department of Environment and Resources Management (DERM) have signed Environmental Authorities under the EP Act for the D-Tree North and Paradise North mine leases on October 15, 2009 and April 7, 2010 respectively. Legend was granted a ‘Right to Negotiate’ for D-Tree North and Paradise North mine leases and through this process has signed agreements with the local indigenous group under the NTA. These agreements were endorsed by the Queensland State Government on July 2, 2010. Legend has negotiated access and compensation agreements as required by MRA for D-Tree North and Paradise North mine leases. All requirements of the EP Act, NTA and MRA have been met by Legend for D-Tree North mine lease application and it is now before the Governor-in-Council for grant. The requirements of the EP Act and NTA have been met by Legend for Paradise North mine lease. Legend is currently finalising the last of the access and compensation contracts for the Paradise North mine lease to comply with the requirements of the MRA before issuing to the government for grant expected during the 3rd quarter of 2010.

Due to the scale of the proposed Paradise South production, Legend has voluntarily submitted an application to undertake an Environmental Impact Statement (EIS) under the EP Act for the Paradise South mine lease (MLA 90197), beneficiation plant and associated infrastructure. Legend agreed the Terms of Reference (TOR) for the EIS with DERM on June 30, 2010 and these were advertised in a public notice on July 3, 2010. Post wet-season environmental surveys were undertaken earlier this year which has ensured that all data for required for the environmental studies of the EIS is now available. Legend was granted a ‘Right to Negotiate’ under the NTA for the Paradise South mine lease and this was advertised in a public notice on May 5, 2010. Legend continues to negotiate access and compensation agreements as required by the NTA and MRA for the Paradise South mine lease with the local indigenous group, pastoralists and mining companies – all of which are consenting parties on the Paradise North mine lease.

12.           IMPLEMENTATION SCHEDULE

The strategy of the project implementation contemplates development under an Engineering, Procurement and Construction (EPC) contract. The timeline of the whole implementation schedule is presented below in Figure 1.

Figure 1. Project Execution Schedule

1 Mineral resources (“resources”) have been calculated as at May 10, 2010 in accordance with JORC Code (2004) guidelines. For United States reporting purposes, Industry Guide 7, (under the Securities and Exchange Act of 1934), as interpreted by Staff of the SEC, applies different standards in order to classify mineralization as a reserve. Accordingly, for U.S. reporting purposes, Paradise North is classified as non reserve mineralized material.  In addition, while the terms “measured”, “indicated” and “inferred” mineral resources are required pursuant to the JORC Code, the U.S. Securities and Exchange Commission does not recognize such terms. JORC standards differ significantly from the requirements of the U.S. Securities and Exchange Commission, and mineral resource information contained herein is not comparable to similar information regarding mineral reserves disclosed in accordance with the requirements of the U.S. Securities and Exchange Commission.

U.S. investors should understand that “inferred” mineral resources have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. In addition, U.S. investors are cautioned not to assume that any part or all of Legend’s mineral resources constitute or will be converted into reserves.

2 Reference: Denaro T., Ramsden C., and Brown D. (2007) Queensland Minerals, A summary of Major Mineral Resources, Mines and Projects. Fourth Edition. Published by the Queensland Department of Mines and Energy.

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbour” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s fiscal 2009 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Joseph Gutnick	General Manager Business
Chief Executive Officer	New York Office
Legend International Holdings, Inc.	Legend International Holdings, Inc.
Tel: +011 613 8532 2866	Tel: (212) 223 0018
Fax: +011 613 8532 2805	Fax: (212) 223 1169
E-mail: josephg@axisc.com.au	E-mail: legendinfo@axisc.com.au

Item 9.01:                   Financial Statement and Exhibits

99.1:           Press release dated July 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEGEND INTERNATIONAL HOLDINGS, INC.

By:	/s/ Peter Lee
Peter Lee Secretary

Date:  July 23, 2010